UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: (Date of earliest event reported): March 9, 2012

ION Geophysical Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-12691	22-2286646
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

2105 CityWest Blvd, Suite 400

Houston, Texas 77042-2839

(Address of principal executive offices, including Zip Code)

(281) 933-3339

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The Compensation Committee of the Board of Directors of ION Geophysical Corporation (the “Company”) has approved the 2012 Incentive Compensation Plan (the “Plan”). The Plan was established to motivate all participating employees to achieve their highest level of individual and team performance and to align the employees to accomplish and share in the achievement of established financial goals of the Company and its subsidiaries. Performance under the Plan is measured on a fiscal (calendar) year and payments under the Plan are made annually; awards under the Plan would expect to be made in February 2013. All full-time employees (including the Named Executive Officers under the Company’s proxy statement) who begin employment prior to October 1, 2012 are eligible to participate in the Plan. Temporary or part-time employees, contractors, consultants and interns are not eligible to participate in the Plan. Employees who participate in any other cash bonus incentive plan of the Company are not eligible to participate in the Plan. Employees who begin employment after January 1, 2012 but before October 1, 2012 will be eligible to participate in the Plan and will receive a prorated bonus award based upon the actual date of hire. Awards will be calculated after the close of the Plan year. The computation of awards generated under the Plan must be approved by the Compensation Committee.

The Plan is designed to equate the size of the payout to the performance of the individual participant. Every participating employee has the opportunity to earn a percentage of their base salary based on their individual and team performance, and achievement of the Company’s and the applicable business unit’s performance against planned objectives. Significant over-achievement against plan will result in an increase in the bonus pool size, and the potential for participants to earn a higher percentage of their base salaries. Target business performance will be measured with respect to the Company’s operating income and such other factors as may be determined by the Compensation Committee.

If, during the Plan year, a significant beneficial or adverse change occurs resulting in a substantial positive or negative effect on the performance of the Company as a whole, the Compensation Committee may modify or revise the performance objectives for the Plan year in such manner as it may deem appropriate in its sole judgment. By way of illustration, and not limitation, such significant changes might result from sales of assets, or mergers, acquisitions, divestitures, or spin-offs. Such changes can also include, but are not limited to, other matters not anticipated by the Company when it approved Plan operating income criteria for the Plan year, such as economic conditions, indicators of growth or recession in the Company’s business segments, nature of the operations of the Company, or changes in or effect of applicable laws, regulations, or accounting practices.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ION GEOPHYSICAL CORPORATION

Date: March 9, 2012	By:	/s/ DAVID L. ROLAND
David L. Roland
Senior Vice President, General Counsel and Corporate Secretary

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